UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
August 9, 2004

Avanex Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-29175	94-3285348

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

40919 Encyclopedia Circle
Fremont, California 94538

(Address of principal executive offices)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On August 9, 2004, Avanex Corporation announced that it had named Jo Major as its new President and Chief Executive Officer, effective August 18, 2004. Major will succeed Walter Alessandrini, who has served as Avanex’s Chairman, President and CEO since November 2002. Alessandrini will continue as Chairman of the Board of Directors, and Major will also join the Avanex Board.

A copy of the press release issued by Avanex concerning the foregoing announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description

99.1            Press Release, dated as of August 9, 2004, entitled “Avanex Names New CEO.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION
By:	/s/ W. BRIAN KINARD
W. Brian Kinard
Vice President, General Counsel

Date: August 9, 2004

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release, dated as of August 9, 2004, entitled “Avanex Names New CEO.”